NOVATION AGREEMENT This Novation Agreement (as amended, supplemented, restated or otherwise modified from time to time, this "Novation Agreement") is made as of August_, 2020 between: All INSURANCE MANAGEMENT LIMITED, a company organized under the laws of the Islands ofBennuda ("AlllM"); AMTRUST FINANCIAL SERVICES, INC., a corporation organized under the laws of Delaware {"AFSI"); and MAIDEN REINSURANCE LTD. a company organized under the laws of Vennont (the "Compaoy") (hereinafter collectively referred to as the "Parties") WHEREAS, AlllM and the Company have entered into that certain Asset Management Agreement, dated January I, 2018, a copy of which is attached hereto as Annex A (the "Management Agreement"); WHEREAS, AJJJM desires to be released and discharged from its obJjgations to the Company under the Management Agreement and the Company has agreed to release and discharge AtrrM; WHEREAS, the Parties have agreed that as and from the date of the foffective Date (as defined in the signature page below), the Management Agreement shall be novated to AFSI so that from the Effective Date AFSI shall be bound by the tenns of the Management Agreement in place of AllIM and agrees to acknowledge and expressly assume in the name, place and stead of AillM all liabilities and obligations of AIIIM under the Management Agreement. NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows: SECTION 1 - NOV A TION AND RELEASE 1.1 Novation As oftbe Effective Date, AfSI agrees and undertakes to perform the obligations of AIIIM under the Management Agreement, whether arising prior to, on or subsequent to the Effective Date, and agrees to be bound by the terms and conditions of the Management Agreement in every way as if AFSI were nan1ed as a party to the Management Agreement in place of AIIIM. AFS! agrees to perform any and all past, present and future obligations of AlIIM under the Management .Agreement.